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                                                                Exhibit 10.15


                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT amends the Employment Agreement made the 11th day of March, 1993 by and between DRUG EMPORIUM, INC., a Delaware Corporation having its principal executive offices at 155 Hidden Ravines Drive, Powell, Ohio 43065 (the "Company"), and DAVID L. KRIEGEL, an individual residing at 8626 Scotscraig Court, Dublin, Ohio 43017 ("Kriegel"), and is entered into this ____ day of _________________, 1996.

         WHEREAS Kriegel is employed as Chairman and Chief Executive Officer of Company, and has served in that capacity since December 1, 1992; and

         WHEREAS the Company is approached from time to time by outside individuals and others who have an interest in acquiring all or a portion of the Company's stock, some of whom have a background indicating the capability of operating the Company, and some of whom do not; and

         WHEREAS the Company desires to evaluate such individuals, companies and potential offers in the best interests of its shareholders, without the distraction of the effect of a change in control on its Chief Executive Officer; and

         WHEREAS the Company also wants to assure managerial continuity and stability during any takeover attempt.

         NOW, THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, Company and Kriegel agree that the Employment Agreement between them dated March 11, 1993, be amended as follows:

         1.       The Company agrees that if:

                  a. There is a change in control of the Company as defined herein; and

                  b. Kriegel leaves the employment of the Company for any reason, other than discharge for cause as defined in the Employment Agreement between Kriegel and Company, within one year after such change in control; then

                           (1) Kriegel shall receive, in a lump sum, a cash payment in the amount of the total of the salary and bonus received by Kriegel from the Company in the last three full fiscal years prior to the date of the change in control;

                           (2) Kriegel shall continue to receive all employment benefits, including medical benefits, health insurance and other, to which he may be entitled as a member of senior management of the Company for a period of 36 months after the date of such change of control;




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                           (3)      Kriegel shall receive an additional
                                    retirement benefit, over and above that to which he would normally be entitled under the Company's retirement plans, equal to the actuarial equivalent of the additional amount Kriegel would have earned under such retirement plans or programs had he accumulated three additional continuous years of service. Such amount shall be paid to Kriegel in a cash lump sum payment at his normal retirement age, or, at Kriegel's option, at his early retirement age as provided for in such retirement plan.

                           Notwithstanding the provisions of subparagraphs (1),
                           (2) and (3) above, the aggregate present value of the payments in the nature of compensation Kriegel shall receive hereunder shall not exceed an amount determined by multiplying three (3) times the aggregate present value of Kriegel's base amount calculated in accordance with Internal Revenue Code
                           Section 280G by ninety-nine percent (99%).

         2. The amounts paid to Kriegel hereunder shall be considered severance pay in consideration of the past services he has rendered to the Company and in consideration of his continued service from the date hereof to his entitlement to those payments. Kriegel shall have no duty to mitigate his damages by seeking other employment. Should Kriegel actually receive payments from any other employment, the payments called for hereunder shall not be reduced or offset by any such payments.

         3. As used herein, the term "change in control" shall mean either:

                  a. The ownership (whether direct or indirect) of shares in excess of 50% of the outstanding shares of common stock of the Company by a person or group of persons not directors of the Company as of the date of this agreement; or

                  b.       The occurrence of both of the following:

                           (1) The ownership (whether direct or indirect) of shares in excess of 20% of the outstanding shares of common stock of the Company by a person or group of persons not directors of the Company as of the date of this Agreement; and

                           (2) Any change in the composition of the Board of Directors of the Company resulting in a majority of the directors of the Company as of the date of this Agreement no longer constituting a majority; provided, however, that in making such determination, directors who were elected by, and on the recommendation of, such present majority shall be treated as present directors.

         4. The arrangements called for by this Amendment are not intended to have any effect on Kriegel's participation in any other benefits available to executive personnel or to

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preclude other compensation or additional benefits as may be authorized by the
Company or its board from time to time.

         5. This Amendment shall be binding and shall inure to the benefit of the respective successors, assigns, legal representatives and heirs to the parties hereto.

         6. This Amendment shall terminate if, prior to any change in control as defined herein, Kriegel shall voluntarily resign, retire, become permanently and totally disabled, or voluntarily take another position requiring a substantial portion of his time. This Amendment shall also terminate if Kriegel's employment as Chairman and Chief Executive Officer of the Company shall have been terminated for any reason by the board of directors of the Company for any reason prior to a change in control as defined herein.

DRUG EMPORIUM, INC.

By:
   ---------------------------                 ---------------------------
                                                     David L. Kriegel

Its:
   ---------------------------


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                         EMPLOYMENT SECURITY AGREEMENT

         This Employment Security Agreement is made as of the _____ day of __________________________, 1996, by and between DRUG EMPORIUM, INC., a
Delaware Corporation having its principal executive offices at 155 Hidden Ravines Drive, Powell, Ohio 43065 (the "Company"), and _________________, an individual employed by the Company (the "Executive").

         WHEREAS, Executive is employed by the Company in a key executive capacity and possesses intimate knowledge of the business and affairs of the Company and is a valuable asset to the operations of the Company; and

         WHEREAS, the Company is approached from time to time by outside individuals and others who have an interest in acquiring all or a portion of the Company's stock, some of whom have a background indicating the capability of operating the Company, and some of whom do not; and

         WHEREAS, the Company desires to evaluate such individuals, companies and potential offers in the best interests of its shareholders, without the distraction of the effect of change in control on Executives; and

         WHEREAS, the Company also wants to assure managerial continuity and stability during any takeover attempt.

         NOW, THEREFORE, in consideration of the foregoing, and of the agreements and covenants herein contained, Company and Executive agree as follows:

         1. This Agreement shall be effective and binding immediately upon its execution, but it shall not become operative unless and until a "change in control" of the Company, as defined hereinbelow, shall occur. The date of such change in control is referred to herein as the "operative date" of this Agreement.

         2.      As used herein, the term "change in control" shall mean either:

                 a. The ownership (whether direct or indirect) of shares in excess of 50% of the outstanding shares of common stock of the Company by a person or group of persons not directors of the Company as of the date of this agreement; or

                 b.       The occurrence of both of the following:

                          (1) The ownership (whether direct or indirect) of shares in excess of 20% of the outstanding shares of common stock of the Company by a person or group of persons not directors of the Company as of the date of this Agreement; and


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                           (2)      Any change in the composition of the Board
                                    of Directors of the Company resulting in a majority of the directors of the Company as of the date of this Agreement no longer constituting a majority; provided, however, that in making such determination, directors who were elected by, and on the recommendation of, such present majority shall be treated as present directors.

         3. The term of this Agreement shall commence with the operative date and shall continue for a term of two calendar years thereafter. During the term of this Agreement, the Company agrees to continue the Executive in the employ of the Company, and the Executive agrees to remain in the employ of the Company, in the Executive's then-present capacity with no diminution of responsibility, and to exercise such authority and perform such duties as are commensurate with the authority exercised and duties performed by the Executive during the six months immediately prior to the operative date of this Agreement. Such services shall be performed in the same metropolitan area where the Executive was employed immediately prior to the operative date, or at such other location as the Company may reasonably require or to which Company and Executive may agree.

         4. During the term of this Agreement, Executive shall be compensated at a base salary, bonus, stock option and employee benefit level commensurate with the salary, bonus, stock option and benefits to which the Executive was entitled in the twelve months prior to the operative date, or such greater amount provided by the Company for Executives of comparable duties.

         5. The employment of Executive under this Agreement may be terminated, and the Executive not be entitled to the benefits set forth herein, only upon the occurrence of one or more of the following events:

                  a.       Death of the Executive; or

                  b. The Executive becoming permanently disabled within the meaning of, and the receipt of disability payments pursuant to, the long-term disability plan in effect for management employees of the Company immediately prior to the operative date; or

                  c. Termination by the Company for cause, as defined below; or

                  d. Voluntary resignation by the Executive as defined below.

         6. As used herein, the term "cause" shall mean the Executive (1) failed in a material and substantial way to perform his duties hereunder, (2) materially breached any of his other obligations set forth herein, or (3) committed a material act of malfeasance, disloyalty, dishonesty or breach of trust against the Company. The termination or discharge of the

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Executive for any reason other than those specified as constituting cause shall be a termination without cause and a breach of this Agreement.

         No termination for cause under the preceding paragraph shall be deemed to have occurred without prior service of a written notice of termination to the Executive specifying the factual basis for the allegation of cause, and the failure of the Executive to cure such basis within 30 days after the notice.

         7. The Executive's resignation shall not be "voluntary" and shall not be a reason for termination of the Agreement in the event that:

                  a. Without the express written consent of the Executive, the Executive reasonably determines that he is assigned any duties inconsistent with his position, duties, responsibility and status with the Company at the operative date, or his authority, position or title in effect immediately prior to the operative date is materially changed;

                  b. The compensation, benefits or perquisites of the Executive in effect at the operative date of this Agreement are materially reduced;

                  c. The Company fails to continue in effect any benefit or compensation plan providing the Executive with substantially similar benefits to those which the Executive enjoyed as of the operative date; or

                  d. In the event that unreasonable relocation or excessive travel demands in comparison to those in effect as of the operative date are made upon the Executive.

         8. In the event of a breach of this Agreement by the Company or the termination of the Executive's employment during the term of this Agreement other than for cause as defined above, then:

                  a. Executive shall receive, in a lump sum, a cash payment in the amount of the total of the salary and bonus received by Executive from the Company in the last two full fiscal years prior to the operative date;

                  b. Executive shall continue to receive all employment benefits, including medical benefits, health insurance and other, to which he may be entitled as a member of senior management of the Company for a period of 24 months after the operative date; and

                  c. Executive shall receive an additional benefit, over and above that to which he would normally be entitled under the Company's retirement plans, equal to the actuarial equivalent of the additional amount Executive would

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                           have earned under such retirement plans or programs
                           had he accumulated two additional continuous years of service. Such amount shall be paid to Executive in a cash lump sum payment as his normal retirement age, or, at Executive's option, at his early retirement age as provided for in such retirement net plan.

Notwithstanding the provisions of subparagraphs a., b. and c. above, the aggregate present value of the payments in the nature of compensation Executive shall receive hereunder shall not exceed an amount determined by multiplying three (3) times the aggregate present value of Executive's base amount calculated in accordance with Internal Revenue Code Section 280G by ninety-nine percent (99%).

         9. The amounts paid to Executive hereunder shall be considered severance pay in consideration of the past services Executive has rendered to the Company, and in consideration of continued service from the date hereof to Executive's entitlement to those payments. Executive shall have no duty to mitigate damages by seeking other employment. Should Executive actually receive payments from any other employment, the payments called for hereunder shall not be reduced or offset by any such payments.

         10. In the event Executive's employment is terminated after the operative date:

                  a. For twenty-four (24) months after the termination of Executive's employment hereunder, Executive shall not, unless acting with the prior written consent of
                           Company:

                           (1) Directly or indirectly, for himself, or on behalf of or in conjunction with any entity, solicit or endeavor to recruit or hire, as an employee, consultant, agent or representative, any person who was an employee of the Company within six months of the date that the Executive first solicited or endeavored to recruit or hire such person.

                           (2) Discourage or otherwise attempt to prevent any person from doing business with the Company.

                  b. In the event that the provisions of this Section should ever be deemed to exceed the time limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time limitations permitted by applicable law.

                  c. Executive specifically acknowledges and agrees that the remedy at law for any breach of the provision of this section will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of

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                           providing actual damage. The provision of this
                           Section 10 shall remain applicable to Executive until a final decision of a court of competent jurisdiction is entered finding that Executive was discharged by the Company in violation of Section 5 hereof.

         11. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company. The failure of the Company to obtain such an assignment shall be a breach of this Agreement, in which event the date of succession or transfer shall be deemed to be the date of the breach.

         12. This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the Company's business and assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

         13. Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         14. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State. Any dispute arising out of this Agreement shall be determined by arbitration in Columbus, Ohio under the rules of the American Arbitration Association then in effect and judgment upon any award pursuant to such arbitration may be enforced in any court having jurisdiction thereof.

         15.      Miscellaneous

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                  a.       Enforcement:  The provisions of this Agreement shall
                           be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

                  b. Withholding: The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

                  c. Expenses and Interest: If, after a change in control of the Company any claim or legal or arbitration proceeding shall be made or brought to recover damages for breach hereof, the Executive shall recover from the Company prejudgment interest on any money judgment or arbitration award obtained by the Executive, calculated at the rate of interest announced by Bank One Columbus, Ohio from time to time at its prime rate, calculated from the date that payments to him should have been made under this Agreement.

                  d. Payment Obligations Absolute: The Company's obligation during and after the term of this Agreement to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final and the Company will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever.

                  e. Waiver and Entire Agreement: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. NO agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof

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                           have been made by either party which are not set
                           forth expressly in this Agreement.

                  f. Notices: For all purposes of this Agreement, all communications including without limitation notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having bene mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  g. Severability: The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        DRUG EMPORIUM, INC.

                                        By:
                                           ----------------------------------

                                        Its:
                                            ---------------------------------

                                        EXECUTIVE:
                                                  ---------------------------

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